                                                                 CONFORMED COPY
                                                                 --------------


                              ARMOR HOLDINGS, INC.
                              --------------------


To:      Mikhail Golovatov ("MG")
         22-39 Bolshaya Nikitshaya Street
         Moscow 103009
         Russia

         - and -

         Jezgei Manserov ("JM")
         Almaty 480096
         Kojawkulova Street, 171

         - and -

         Taliuhan Bakajanov ("TB")
         Almaty 480096
         Kojawkulova Street, 171

         - and -

         Rakhim Mendeshev ("RM")
         Almaty 480096
         Kojawkulova Street, 171



9 June 1997

Dear Sirs,

Acquisition ("the Acquisition") by Armor Holdings, Inc. ("AHI") of 500 ordinary shares of C(pound)1 in Gorandel Trading Limited ("GTL") from Strontian Holdings Limited ("Vendor") pursuant to an agreement of even date herewith ("the Acquisition Agreement")

1. In consideration for services rendered by MG in connection with identifying, facilitating and negotiating the Acquisition, including negotiations with the other parties to the Acquisition Agreement, AHI shall issue (subject to the provisions of paragraph 5 below) 21,595 shares of unregistered common stock of AHI (with a par value of US$.01 per share but which for the purposes of this Agreement have been valued at US$10.4188 per share) to MG and shall pay, in cash, to MG US$25,000.

2. In consideration for the value derived by MG's business relationships, and the resulting clients and network of business associates, which together provide intangible value to the ongoing business of GTL acquired, AHI shall issue to MG (subject to the provisions of paragraph 5 below) 64,787 shares of unregistered common stock of AHI (with a par value of US$.01 per share but which for the purposes of this Agreement have been valued at US$10.4188 per share) (which together with the shares to be issued pursuant to clause 1 above, shall be referred to in this Agreement as "the Consideration Shares") and shall pay, in cash, to MG the sum of US$75,000.

3. Such consideration is in no way contingent upon future services of MG and is for value received as described above.

4. Terms defined in the Acquisition Agreement shall, unless the context otherwise requires, bear the same meaning in this Agreement.

5.1 MG undertakes to AHI that he shall not for a period of three years from the date of this Agreement ("the Relevant Period"), sell, charge, transfer or otherwise dispose of all or part of or all or part of any interest in any Consideration Shares, save that MG shall:-

         (a) within 30 days of the date of this Agreement transfer, in aggregate, 9,600 Consideration Shares to JM, TB and RM in the amounts of 4,800, 2,400 and 2,400 respectively;

         (b) be entitled, at any time after the date which is one year from the date of this Agreement, to sell, transfer or dispose of up to 23,955 Consideration Shares;

         (c) be entitled, at any time after the date which is two years from the date of this Agreement, to sell, transfer or dispose of up to 9,598 Consideration Shares; and

         (d) be entitled, at the end of the Relevant Period, to sell, transfer or dispose of the balance of any Consideration Shares still held by the Custodian at that time,

5.2 JM, TB and RM severally undertake to AHI that they shall not for a period of three years from the date of the respective transfers to them pursuant to paragraph 5.1 above of those Consideration Shares referred to in that clause, sell, charge, transfer, or otherwise dispose of all or part of or all or part of any interest in any such Consideration Shares.

6. Promptly following the issue of the same, AHI shall procure that the certificate(s) for the Consideration Shares are deposited with the Escrow Agent who shall retain such certificate(s) until the end of the Relevant Period unless to be released earlier in accordance with the provisions of paragraphs 5(b), (c) or (d) above. Subject to paragraphs
         7.1 and 7.2 below, at the relevant time, AHI shall procure that the Escrow Agent release such certificate(s) to the persons entitled thereto.

7.1 In the event that there is any ongoing dispute, disagreement, claim or action (which remains unsettled as at the date upon which any of the Consideration Shares are to be released pursuant to paragraphs 5.1 and
         5.2 above) in relation to this Agreement, or the Acquisition Agreement or the Tax Indemnity, or the Services Agreement, or the Contract of Employment (as the case may be), in circumstances where any of AHI, GTL, Defence Systems Limited or Defence Systems (Overseas) Limited (a "Claiming Party") have a claim or action against any of MG,JM, TB or RM ("Relevant Persons") then the parties agree that the certificate(s) in respect of the Consideration Shares shall continue to be held by the Escrow Agent until such claim or action is settled and for these purposes the Escrow Agent shall be entitled to rely on confirmation in writing from AHI as to what action the Custodian should take in relation to the certificates in respect of Consideration Shares.

7.2      If pursuant to a claim or action of the type referred to in paragraph
         7.1 above, judgement is awarded in favour of a Claiming Party or settlement is otherwise agreed such that an amount is determined to be owed by any of the Relevant Persons to the Claiming Party, the parties agree that the Claiming Party shall be entitled to set-off such amount, firstly, against the relevant Consideration Shares and the number of Consideration Shares representing the said amount and any expenses of sale (by reference to the market value of the Consideration Shares as at the date of sale pursuant to this paragraph) shall be sold to satisfy the amount so owed and each of the Relevant Persons hereby appoints AHI or any duly authorised representative of AHI to be their attorney in relation to such sale and to carry out all acts and execute all documents (whether by way of deed or otherwise) which may be necessary or desirable to effect such sale (including, without limitation, any instrument of transfer). Each of the Relevant Persons declares that this power of attorney, having been given to secure obligations in connection with this paragraph 7.2, shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

8.1 Any dispute arising out of or in connection with this Agreement, including any question regarding the existence, scope, validity or termination of this Agreement or this clause (whether arising in contract, tort or otherwise), shall at the nomination of the party initiating the action be referred to and finally resolved by Arbitration under the Rule of the London Court of International Arbitration ("LCIA"), which Rule is deemed to be incorporated by reference into this clause to the extent not inconsistent with its provisions.

8.2 The arbitral panel shall consist of three arbitrators, all of which at the time of the arbitration must be independent of the Investors. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request (the "Request"). The other party (the "Respondent") shall nominate one arbitrator within 30 days of receipt of the Request in accordance with Article 2.1 of the Rules of the LCIA. Where there is more than one Claimant or more than one Respondent and the Claimants or the Respondents (as the case may be) cannot agree between themselves on the nomination of an arbitrator, the Arbitration Court of the LCIA shall forthwith appoint both parties' arbitrators and such arbitrators shall stand as the parties' nominated arbitrators. Within 30 days of the appointment of the parties' nominated arbitrators by the Arbitration Court of the LCIA or the nomination of the second arbitrator, the two arbitrators shall nominate a third arbitrator to be the Chairman of the tribunal, failing which the Arbitration Court of the LCIA shall forthwith appoint the Chairman. For the avoidance of doubt, only those Investors in dispute shall be parties to the arbitration.

8.3 The place of the arbitration shall be London, England and the proceedings shall be governed by the laws of England.

8.4 The language of the arbitration shall be English and the award shall be in English.

8.5 The arbitral award may grant any relief deemed by the arbitrators to be appropriate, including, without limitation, specific performance and preliminary or interim relief

         (including but not limited to a preliminary injunction or temporary restraining order). The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs (including the parties' legal and other costs). Any award rendered may be confirmed, judgment upon any award rendered may be entered, and such award or the judgment thereon may be enforced in any court of any state or country having competent jurisdiction.

8.6 Notwithstanding the other provisions of these paragraphs 8.1 to 8.8, AHI may seek from any court of competent jurisdiction any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any Investor or maintain the status quo during or after the pendency of the arbitration proceeding, subject to the provisions of Article 13.2 of the Rules of the LCIA (but excluding therefrom reference to paragraph (h) of Article 13.1 save in circumstances where the relief sought from the Court has already been sought from and refused by the arbitral tribunal). The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right of any party to submit the dispute to arbitration.

8.7 In the event that any or part of any arbitral award is unenforceable outside the United Kingdom by reason of it granting injunctive relief or specific performance (whether interim or final relief), the parties to the arbitration agree that any of them shall be at liberty to apply to any court of competent jurisdiction for identical relief and further agree that all decisions of the arbitral tribunal giving rise to such relief shall be treated by the parties to the arbitration as giving rise to res judicata between them and may not be re-opened by any of them.

8.8 Each of MG, JM, TB and RM irrevocably authorises and appoints Yakimov Andrey of 7th Floor, Eggington House, 26-28 Buckingham Gate, London SW1E 6LD as its agent for service of proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent shall be deemed to be service on any of them.

9.1 This Agreement constitutes the entire and only legally binding agreement between the parties relating to its subject matter and no variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be such a variation.

9.2 Any remedy or right conferred by this Agreement on AHI for breach of this Agreement shall be in addition to and without prejudice to any other right or remedy available it.

9.3 No failure or delay by any AHI or time or indulgence given by it in or before exercising any remedy or right under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

9.4 No waiver by any party of any requirement of this Agreement or of any remedy or right under this Agreement shall have effect unless given by notice in writing signed by such party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

9.5 Any release, waiver or compromise or any other arrangement which AHI gives or enters into with any party to this Agreement in connection with this Agreement shall not affect any right or remedy of any AHI (as appropriate) as regards any other party's liabilities under or in relation to this Agreement and such other party shall continue to be bound by this Agreement as if it had been the sole contracting party.

9.6 This Agreement may be executed in two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

9.7 MG, JM, TB and RM shall and shall procure that any third party shall, do, execute and perform all such further deeds, documents, assurances, acts and things as may be necessary to give effect to this Agreement.

9.8 Each of MG, JM, TB and RM acknowledges that he is entering into this Agreement without reliance on any undertaking or representation given by or on behalf of AHI other than as expressly contained in this Agreement provided that nothing herein shall exclude any of them from liability for fraudulent misrepresentation.

10.1 Any notice shall be in writing and signed by or on behalf of the person giving it. Except in the case of personal service, any notice shall be sent or delivered to the party to be served at the address stated at the beginning of this Agreement. Any alteration in such details shall, to have effect, be notified to the other parties in accordance with this clause.

10.2     Service of a notice must be effected by one of the following methods:-

         (a) personally on a director or the secretary of any party and shall be treated as served at the time of such service;

         (b) by prepaid first class post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) Business Day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was correctly addressed, postage paid and posted; or

         (c) by delivery of the notice through the letterbox of the party to be served and shall be treated as served on the first Business Day after the date of such delivery.

11.1 This Agreement shall be governed by and construed in accordance with the laws of England.

11.2 The parties irrevocably submit for the benefit of AHI to the non-exclusive jurisdiction of the Courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement. Nothing contained in this clause shall be taken to have limited the right of AHI to proceed in the courts of any other competent jurisdiction.


AS WITNESS this Agreement has been executed as a Deed by and on behalf of the parties the day and year first before written.

EXECUTED as a DEED by             )
ARMOR HOLDINGS, INC.              )
acting by:-                       )
                                            JONATHAN SPILLER

                                            ...................................
                                            Authorised Signatory





SIGNED as a DEED by               )
MIKHAIL GOLOVATOV                 )         MIKHAIL GOLOVATOV
in the presence of:-              )


NEAL WATSON
Solicitor
c/o 10 Snow Hil
London
EC1A 2AL






SIGNED as a DEED by               )
JEZGEI MANSUROV                   )
acting by his duly appointed      )         MIKHAIL GOLOVATOV
attorney MIKHAIL GOLOVATOV        )
in the presence of:-              )


NEAL WATSON
Solicitor
c/o 10 Snow Hil
London
EC1A 2AL

SIGNED as a DEED by               )
TALIUHAN BAKAJANOV                )
acting by his duly appointed      )         MIKHAIL GOLOVATOV
attorney MIKHAIL GOLOVATOV        )
in the presence of:-              )


NEAL WATSON
Solicitor
c/o 10 Snow Hil
London
EC1A 2AL




SIGNED as a DEED by               )
RAKHIM MENDESHEV                  )
acting by his duly appointed      )         MIKHAIL GOLOVATOV
attorney MIKHAIL GOLOVATOV        )
in the presence of:-              )


NEAL WATSON
Solicitor
c/o 10 Snow Hil
London
EC1A 2AL